                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           July 20, 1995
                                                  ------------------------------

                               HARCOR ENERGY, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its Charter)

                                    Delaware
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)

         0-9300                                                33-0234380
- ------------------------                                 -----------------------
(Commission File Number)                                 (IRS Employer I.D. No.)

                         Five Post Oak Park, Suite 2220
                              4400 Post Oak Parkway
                            Houston, Texas 77027-3416
- --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code        (713) 961-1804
                                                   -----------------------------

Item 5.  Other Events

         Sale of Units. On July 24, 1995, HarCor Energy, Inc. (the "Company") consummated the sale of 65,000 Units (the "Units") consisting of $65,000,000 aggregate principal amount of its 14 7/8% Senior Notes due 2002 (the "Notes") and 1,430,000 Warrants (the "Warrants") to purchase an equal number of shares of Common Stock, $.10 par value, of the Company (the "Common Stock"). Each Unit consists of a $1,000 principal amount Note and 22 Warrants to purchase an equal number of shares of Common Stock. The Notes and Warrants became separately transferrable immediately after July 24, 1995 (the "Issue Date").

         Use of Proceeds. The net proceeds to the Company from the offering of Units are estimated to be approximately $61.6 million after deducting discounts and estimated offering expenses payable by the Company. The Company has used, or plans to use, the net proceeds primarily to (i) repay all amounts outstanding under its Credit Agreement dated June 24, 1994 with Internationale Nederlanden (U.S.) Capital Corporation ("INCC") and the other lenders named therein (the "Existing Credit Facility") ($34.4 million) and bridge loan from INCC (the "Bridge Loan") ($5.0 million); (ii) redeem its outstanding shares of Series D Preferred Stock ($10.9 million); (iii) acquire interests in certain carried interest wells ($2.5 million) from the operator of the Company's properties located in the Lost Hills Field in Kern County, California (the "Bakersfield Properties"); and (iv) finance a portion of the development of the Bakersfield Properties ($9.0 million) (figures are approximate). Items (i), (ii) and (iii) were completed on July 24, 1995. In connection with item (i), the Company entered into an Amended and Restated Credit Agreement with INCC and the other lenders identified therein, dated July 19, 1995 (the "New Credit Facility"), providing for a total credit facility of $15 million, $10 million of which is initially available. In connection with the Company's redemption of its Series D Preferred Stock on July 24, 1995, the Company also issued 1,100,000 shares of Common Stock to the former holders of such Series D Preferred Stock in exchange for the cancellation of warrants held by such holders for the purchase of 3,424,666 shares of Common Stock.

         The Notes. The Notes bear interest at the rate of 14 7/8% per annum. Interest accrues from the Issue Date and will be payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 1996. The Notes are redeemable, in whole or in part, at the option of the Company at any time on or after July 15, 1999, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing on July 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

                 YEAR                              PERCENTAGE
                 --------------------------------------------
                 1999                                               110%
                 2000                                               107%
                 2001 and thereafter                                100%

The Notes are issued pursuant to an Indenture, dated July 24, 1995, between the Company and Texas Commerce Bank National Association, as Trustee (the "Indenture"). All of the obligations of the Company under the Notes and the Indenture are secured by a second priority lien on substantially all of the assets of the Company and its subsidiaries securing the New Credit Facility.

         The Warrants. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $3.85 per share. The Warrants are exercisable at any time on or after July 24, 1996 and expire at the close of business on July 24, 2000. Holders of the Warrants have certain demand and piggy-back rights to cause the Company to register the shares of Common Stock issuable thereunder. Such shares of Common Stock collectively represent approximately 10% of the Common Stock of the Company on a fully diluted basis (after taking into account the conversion or exercise of all existing options, warrants and other convertible securities).

         Placement of Units. Subject to the terms of the Purchase Agreement dated July 17, 1995 (the "Purchase Agreement"), the Company sold the Units to BT Securities Corporation and Internationale Lederlanden (U.S.) Securities Corporation (the "Initial Purchasers"). As part of the compensation to the Initial Purchasers in connection with the offering of the Units, the Company issued to the Initial Purchasers (i) additional warrants to purchase 350,000 shares of Common Stock at an initial exercise price of $3.85 per share, and (ii) warrants to purchase 150,000 shares of the Company's Series F Preferred Stock at an initial exercise price of $3.85 per share. Each share of Series F Preferred Stock is convertible into one share of Common Stock. The additional warrants issued as such compensation have substantially the same terms as the Warrants.


         Capital Expenditures. The Company intends to spend approximately $53.0 (of which approximately $9.0 million will come come from the proceeds of the sale of the Units, as discussed above) million for capital expenditures to develop the proved reserves of the Bakersfield Properties, of which $10.9 million will be spent for the remainder of 1995 and $12.4 million in 1996 and $29.7 million thereafter. An additional $3.0 million will be spent over the next several years for the development of the Company's other properties. The Company intends to fund such amounts out of a portion of the net proceeds of the sale of the Units, operating cash flows and borrowings under the New Credit Facility. During the last six months of 1994, the Company drilled and completed 14 wells (10.5 net) on the Bakersfield Properties at a cost of approximately $4 million (net to the Company). The drilling of these wells resulted in a 45% increase in the Company's average daily oil production from 546 barrels per day during June 1994, the month immediately prior to the acquisition date, to a rate of approximately 792 barrels per day during January 1995. Similarly, during the same time period, the Company's natural gas production increased 22% from 7.2 MMcf per day to approximately 8.8 MMcf per day. The Company expects that an additional 38 gross (28.5 net) development wells will be drilled on such properties in 1995, at an estimated cost of $14.6 million ($10.9 million net to the Company). During the first quarter of 1995, the Company curtailed its capital expenditures and did not drill or complete any new wells. As a result, the Company's rate of production declined in accordance with engineering projections from 3,682 barrels per day in the fourth quarter of 1994 to 3,382 barrels per day in the first quarter of 1995. The curtailment occurred because the Company was capital constrained and, subsequent to the consummation of this offering, the Company intends to resume its planned drilling activities for the balance of 1995.

         The Company currently anticipates that total additional drilling necessary to develop the Bakersfield Properties after 1995 will result in approximately 123 gross (92.3 net) new wells. The projected total development costs for the proved reserves assigned to the Bakersfield Properties after 1995 are estimated at approximately $56 million ($42 million net to the Company) based on current drilling costs. No assurances can be given, however, that any of such wells will be drilled, or that if such wells are drilled, they will be either successful or completed in accordance with the Company's development schedule.

         The Company intends to continue participating in development drilling on its South Texas properties as those opportunities arise and as resources are available. The Company is also involved in two small waterflood projects on its Permian Basin properties and plans to participate in a third waterflood project on such properties. It is anticipated that capital expenditures required for these developmental activities will be funded from operating cash flows.

         The Company expects that the net proceeds from the sale of the Units, together with its available cash and expected cash flows from operating activities will be sufficient to meet its financial obligations and fund its developmental drilling activities for the foreseeable future, provided, that (i) there are no further significant decreases in oil and gas prices beyond those experienced at the end of 1994, (ii) there are no significant declines in oil and gas production from existing properties other than declines in production currently anticipated based on engineering estimates of the decline curves associated with such properties, (iii) drilling costs for development wells with respect to the Bakersfield Properties do not increase significantly from the drilling costs recently experienced by the operator in such area with respect to similar wells, and (iv) the operator continues its development program with respect to the Bakersfield Properties on the schedule currently contemplated.

                            PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data are derived from the historical financial statements of the Company set forth elsewhere herein and are adjusted to reflect (i) the issuance of the Units and the application of a portion of the net proceeds to repay all indebtedness outstanding under the Existing Credit Facility and the Bridge Loan, to redeem the Series D Preferred Stock and to fund the acquisition of certain oil and gas interests associated with the Bakersfield Properties (the "Carried Interest Wells"), (ii) the acquisition of the Bakersfield Properties and the results of operations for the Bakersfield Properties, (iii) the exchange of certain outstanding warrants for shares of common stock of the Company and (iv) the write-off of deferred financing costs as a result of the early extinguishment of debt and the recording of estimated transaction costs relating to the Units.

     The unaudited Pro Forma Condensed Consolidated Balance Sheet reflects such adjustments as if such transactions had occurred at March 31, 1995 and the unaudited Pro Forma Statements of Operations reflect such adjustments as if such transactions had occurred on January 1, 1994 (except that the acquisition of the Carried Interest Wells is assumed to have occurred during the fourth quarter of 1994, the period when the wells were drilled and completed). The unaudited pro forma financial data should be read in conjunction with the notes thereto.

     The unaudited pro forma financial data do not purport to be indicative of the financial position or results of operations which would actually have occurred if the transactions described had occurred as presented in such statements or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal crude oil and natural gas production declines, reductions in prices paid for crude oil and natural gas, future acquisitions and other factors.

                              HARCOR ENERGY, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                             (DOLLARS IN THOUSANDS)

                                        HISTORICAL             ADJUSTMENTS
                                        ----------  ---------------------------------
                                          HARCOR                    CARRIED
                                          ENERGY,    BAKERSFIELD    INTERESTS    THE         PRO
                                           INC.     ACQUISITION(A)  WELLS(B)   OFFERING     FORMA
                                          -------   --------------  --------   -------      -----
Revenues:
  Oil and gas revenues..................  $10,982       $5,100       $287      $ --         $16,369
  Gas plant revenues....................    1,978          991        --         --           2,969
  Interest income.......................       16         --          --         --              16
  Other.................................      237         --          --         --             237
                                          -------       ------       ----      -------      -------
       Total revenues...................   13,213        6,091        287        --          19,591
                                          -------       ------       ----      -------      -------
Costs and expenses:
  Production costs......................    3,610        1,297          7        --           4,914
  Gas plant costs.......................    1,708        1,591        --         --           3,299
  Dry hole, impairment and abandonment
     costs..............................       75         --          --         --              75
  Engineering and geological costs......      254           75        --         --             329
  Depletion, depreciation and
     amortization.......................    3,897        1,010         87        --           4,994
  General and administrative expenses...    2,014           96        --         --           2,110
  Interest expense......................    2,269        1,058        --         7,173(C)    10,500
  Loss on partnership dissolution.......      203         --          --         --             203
                                          -------       ------       ----      -------      -------
       Total costs and expenses.........   14,030        5,127         94        7,173       26,424
                                          -------       ------       ----      -------      -------
  Loss from continuing operations.......  $  (817)      $  964       $193      $(7,173)     $(6,833)
                                          =======       ======       ====      =======      =======
  Loss applicable to common
     shareholders.......................  $(1,890)                                          $(7,233)
                                          =======                                           =======
  Loss from continuing operations per
     share applicable to common
     shareholders.......................  $ (0.29)                                          $ (0.85)(D)
                                          =======                                           =======
  Primary shares outstanding............    6,447                                             8,534(D)
                                          =======                                           =======
  EBITDA(E).............................  $ 5,552                                           $ 8,864
                                          =======                                           =======

           See accompanying notes to pro forma financial statements.

                              HARCOR ENERGY, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                                            THE           PRO
                                                          HISTORICAL      OFFERING       FORMA
                                                          ---------       --------       -----
                          ASSETS
Current Assets
  Cash and cash equivalents...............................  $ 1,653       $ 9,065 (K)   $10,718
  Accounts receivable.....................................    2,257            --         2,257
  Prepaids and other......................................      409            --           409
                                                            -------       -------       -------
       Total current assets...............................    4,319         9,065        13,384

Property and equipment, net...............................   59,813         2,493 (F)    62,306
Other assets..............................................    3,018         2,053 (G)     5,071
                                                            -------       -------       -------
       Total assets.......................................  $67,150       $13,611       $80,761
                                                            =======       =======       =======
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term bank debt..................  $ 4,266       $(4,266)(H)   $    --
  Bridge Loan.............................................    5,000        (5,000)(H)        --
  Accounts payable and accrued liabilities................    4,265            --         4,265
                                                            -------       -------       -------
       Total current liabilities..........................   13,531        (9,266)        4,265

Long-term debt............................................   30,134       (30,134)(H)        --

Senior Notes..............................................       --        62,989 (I)    62,989
Other liabilities.........................................       63            --            63
Series D Preferred Stock..................................    8,673        (8,673)(J)        --
Stockholders' Equity:
  Preferred stock.........................................        1            --             1
  Common stock............................................      725           128 (D)       853
  Additional paid-in capital..............................   29,638            94 (J)    29,732
  Accumulated deficit.....................................  (15,615)       (1,527)(G)   (17,142)
                                                            -------       -------       -------
       Total stockholders' equity.........................   14,749        (1,305)       13,444
                                                            -------       -------       -------
       Total liabilities and stockholders' equity.........  $67,150       $13,611       $80,761
                                                            =======       =======       =======

           See accompanying notes to pro forma financial statements.

                              HARCOR ENERGY, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                                    ADJUSTMENTS
                                                                 -----------------
                                                               CARRIED
                                                              INTERESTS     THE            PRO
                                                   HISTORICAL  WELLS(B)   OFFERING        FORMA
                                                   ---------   -------    --------        -----
Revenues:
  Oil and gas revenues.............................  $3,683      $763      $ --          $ 4,446
  Gas plant revenues...............................   1,785       --         --            1,785
  Interest income..................................       7       --         --                7
  Other............................................       8       --         --                8
                                                     ------      ----      -------       -------
          Total revenues...........................   5,483       763        --            6,246
                                                     ------      ----      -------       -------
Costs and expenses:
  Production costs.................................   1,263        73        --            1,336
  Gas plant costs..................................   1,410       --         --            1,410
  Engineering and geological costs.................      89       --         --               89
  Depletion, depreciation and amortization.........   1,346       273        --            1,619
  General and administrative expenses..............     666       --         --              666
  Interest expense.................................   1,130       --         1,535(C)      2,665
                                                     ------      ----      -------       -------
          Total costs and expenses.................   5,904       346        1,535         7,785
                                                     ------      ----      -------       -------
  Loss from continuing operations..................  $ (421)     $417      $(1,535)      $(1,539)
                                                     ======      ====      =======       =======
  Loss applicable to common shareholders...........  $ (837)                             $(1,639)
                                                     ======                              =======
Loss from continuing operations per share
  applicable to common shareholders................  $(0.12)                             $ (0.19)(D)
                                                     ======                              =======
Primary shares outstanding.........................   7,226                                8,534(D)
                                                     ======                              =======
EBITDA(E)..........................................  $2,055                              $ 2,745
                                                     ======                              =======

           See accompanying notes to pro forma financial statements.

                              HARCOR ENERGY, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

     (A) The adjustment represents estimated revenues and expenses that would have been incurred by the Company if the Bakersfield Properties had been acquired on January 1, 1994 instead of June 30, 1994.

     (B) The adjustment represents the acquisition of the Carried Interests Wells during the fourth quarter of 1994, the period when the wells were drilled and completed.

     (C) The adjustment represents the change in interest expense associated with (i) the inclusion of interest and discount amortization associated with the Notes of $9,955 and $2,489 for the year ended December 31, 1994 and the three months ended March 31, 1995, respectively, (ii) the elimination of $3,074 and $985 in the year ended December 31, 1994 and the three months ended March 31, 1995, respectively, resulting from the repayment of the Existing Credit Facility and the Bridge Loan, (iii) the elimination of amortization of deferred financing costs of $220 and $97 for the year ended December 31, 1994 and the three months ended March 31, 1995, respectively, related to the Existing Credit Facility and the Bridge Loan and (iv) the inclusion of $512 and $128 of estimated amortization of deferred financing cost for the year ended December 31, 1994 and the three months ended March 31, 1995, respectively, related to the issuance of the Units.

     (D) The pro forma earnings per share data reflect dividends on remaining preferred stock which increase loss applicable to common shareholders. The write off of deferred financing costs and the charge to additional paid-in capital noted below have not been reflected in the earnings per share calculation. Outstanding stock options, warrants and convertible preferred shares were not included in the calculation as their effect was antidilutive. Primary shares outstanding reflects the impact of certain completed and pending transactions whereby existing holders of warrants to purchase the Company's common shares exchange those warrants for common shares. The pro forma increase in primary shares outstanding as a result of these transactions is 1,282,500.

     (E) EBITDA represents income before provision for income tax and extraordinary items and before depletion, depreciation, amortization, interest expense, minority interests and other. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity.

     (F) The adjustment represents the acquisition of the Carried Interest
Wells.

     (G) The adjustment represents the increase in deferred financing costs estimated at $3,580 associated with the issuance of the Units and the write-off of $1,527 of deferred financing costs resulting from the early extinguishment of the Existing Credit Facility.

     (H) The adjustment represents (i) the repayment of the Existing Credit Facility, including $4,266 classified as current at March 31, 1995, and (ii) the repayment of the Bridge Loan.

     (I) The adjustment represents the issuance of the Notes offered hereby in the principal face amount of $65 million less an original issue discount of $352 and value ascribed to the Warrants being offered of $1,659.

     (J) The adjustment includes the redemption of $10,690 (face value) Series D Preferred Stock. The difference between the recorded value of $8,673 at March 31, 1995 and the face value represents the value ascribed to warrants issued to the Series D Holders which was being accreted to additional paid-in capital over the life of the Series D Preferred Stock. Accordingly, at redemption, this difference of $2,017 is recorded as a charge to additional paid-in capital. The adjustment also includes the value ascribed to all of the warrants issued in connection with the offering in the amount of $2,239 as an increase to additional paid-in capital.

     (K) The pro forma net effect of these transactions on the Company's cash and cash equivalents are as follows:

        Issuance of the Units.............................................  $ 64,648
        Estimated Transaction Costs.......................................    (3,000)
        Retirement of Existing Credit Facility............................   (34,400)
        Retirement of Bridge Loan.........................................    (5,000)
        Redemption of Series D Preferred Stock............................   (10,690)
        Purchase of Carried Interest Wells................................    (2,493)
                                                                            --------
                                                                            $  9,065
                                                                            ========

The Company intends to use the balance of the cash remaining from this offering to finance its pro rata share of the development of the Bakersfield Properties over the next six months. Projected results from this development are not included in these pro forma financial statements as the success or outcome of such development activities cannot be determined at this time. Further, no investment income on cash balances has been assumed.

Item 7.  Financial Statements and Exhibits.

         (a)      None.

         (b)      None.

         (c)      Exhibits.

         1 Purchase Agreement dated July 17, 1995 between the Company, BT Securities Corporation and Internationale Nederlanden (U.S.) Securities Corporation.

         4 Indenture dated as of July 24, 1995 between the Company and Texas Commerce Bank National Association, as Trustee.

         10.1 Warrant Agreement dated as of July 24, 1995 between the Company and BT Securities Corporation, as Warrant Agent.

         10.2 Warrant Agreement dated as of July 24, 1995 between the Company and Texas Commerce Bank National Association, as Warrant Agent.

         10.3 Securityholders' and Registration Rights Agreement dated as of July 24, 1995 among the Company, BT Securities Corporation and Internationale Nederlanden (U.S.) Securities Corporation.

         10.4 Registration Rights Agreement dated as of July 24, 1995 among the Company, the Subsidiary Guarantors named therein, BT Securities Corporation and Internationale Nederlanden (U.S.) Securities Corporation.

         10.5 Amended and Restated Credit Agreement dated as of July 24, 1995 among the Company, Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and the Lenders named therein.

         99.1 Press release dated July 20, 1995 announcing the Company's pricing of its private placement of an aggregate of $65 million in senior secured notes due 2002 and warrants to purchase 1,430,000 shares of common stock of the Company.

         99.2 Press release dated July 25, 1995 announcing the Company's completion of its private placement of an aggregate of $65 million in senior secured notes due 2002 and warrants to purchase 1,430,000 shares of common stock of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        HarCor Energy, Inc.
                                                   ---------------------------
                                                           (Registrant)

Date:  July 25, 1995                                    /s/ Gary S. Peck
                                                   ---------------------------
                                                            Gary S. Peck
                                                       Vice President, Finance

                                INDEX TO EXHIBITS

                                                                                   SEQUENTIALLY
 EXHIBIT                                                                             NUMBERED
  NUMBER                                                                               PAGE
  ------                                                                               ----

         1        Purchase Agreement dated July 17, 1995 between the Company, BT
                  Securities Corporation and Internationale Nederlanden (U.S.)
                  Securities Corporation.

         4 Indenture dated as of July 24, 1995 between the Company and Texas Commerce Bank National Association, as Trustee.

         10.1     Warrant Agreement dated as of July 24, 1995 between the
                  Company and BT Securities Corporation, as Warrant Agent.

         10.2     Warrant Agreement dated as of July 24, 1995 between the
                  Company and Texas Commerce Bank National Association, as
                  Warrant Agent.

         10.3     Securityholders' and Registration Rights Agreement dated as of
                  July 24, 1995 among the Company, BT Securities Corporation and
                  Internationale Nederlanden (U.S.) Securities Corporation.

         10.4 Registration Rights Agreement dated as of July 24, 1995 among the Company, the Subsidiary Guarantors named therein, BT
                  Securities Corporation and Internationale Nederlanden (U.S.)
                  Securities Corporation.

         10.5     Amended and Restated Credit Agreement dated as of July 24,
                  1995 among the Company, Internationale Nederlanden (U.S.)
                  Capital Corporation, as Agent, and the Lenders named therein.

         99.1 Press release dated July 20, 1995 announcing the Company's pricing of its private placement of an aggregate of $65 million in senior secured notes due 2002 and warrants to purchase 1,430,000 shares of common stock of the Company.

         99.2 Press release dated July 25, 1995 announcing the Company's completion of its private placement of an aggregate of $65 million in senior secured notes due 2002 and warrants to purchase 1,430,000 shares of common stock of the Company.